Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM provides business update, reaffirms fiscal 2020 financial guidance and announces participation in upcoming investor conferences

LOS ANGELES (May 26, 2020) — AECOM (NYSE:ACM), the world’s premier infrastructure firm, today provided an update on its business and operational performance. The Company also announced that it will participate in the virtual Key Bank Industrials & Basic Materials conference and Baird Global Consumer, Technology & Services conference on May 29th and June 2nd, respectively.

Based on the strong financial performance delivered in the first half of the fiscal year and continued momentum through May, the Company has reaffirmed its full year financial guidance, including its expectation for 10% adjusted EBITDA1 growth at the mid-point of its guidance range and free cash flow2 of between $100 million and $300 million.

Business Performance Highlights

•	The book-to-burn ratios for AECOM’s design business have exceeded 1.0 quarter-to-date, with broad-based strength in its largest market sectors and geographies.
•	The Company has maintained industry-leading market share of U.S. Federal spend for COVID-19 response work, winning approximately 25% of all work by value, according to Bloomberg BGOV.
•	Capitalizing on key investments in technology over the past several years, the Company is leading the industry’s digital transformation and is extending its competitive advantage, as highlighted by the recent launches of two innovative client engagement platforms: AECOM Environmental Engagement that streamlines documentation and stakeholder engagement throughout the environmental assessment process and AECOM’s virtual public consultation tool that enables clients to productively engage stakeholders in digital settings.

–	These platforms have deepened client engagement by assisting in the seamless transition to a remote working environment as a result of limitations on movement and person-to-person interactions.
•	Quarter-to-date cash collections are tracking ahead of the prior year, which underscores confidence in achieving the reaffirmed full year free cash flow[2] guidance.
•	The Company has executed an agreement with Lindsay Goldberg and American Securities that resolved all post disposition working capital adjustments related to the sale of the Management Services business and this cash was collected on May 20th, materially consistent with previously communicated expectations.
•	On May 18th, the Company announced that it successfully turned over care, custody and control of the West Riverside Energy Center plant to Alliant Energy, marking a substantial milestone for the project and in the Company’s commitment to exit all self-perform, at-risk construction.

Reaffirmed Fiscal Year 2020 Financial Guidance

•	AECOM reaffirmed its financial guidance for fiscal 2020, including adjusted EBITDA[1] of between $700 million and $740 million, which would mark 10% year-over-year growth at the mid-point of the range and a second consecutive year of double-digit adjusted EBITDA growth.
–	This guidance includes the previously contemplated $15 million negative impact due to changes in foreign exchange rates and other assumptions noted in the Company’s fiscal second quarter earnings announcement.
•	The Company also reiterated its full year free cash flow[2] guidance of between $100 million and $300 million.

“We are reaffirming our full year guidance, reflecting continued strong performance so far in our fiscal third quarter that builds on our outstanding performance in the first half of the year,” said W. Troy Rudd, AECOM’s chief financial officer. “We entered the year with tremendous momentum following our many accomplishments in fiscal 2019, and our employees have responded admirably to the unprecedented challenges created by the COVID pandemic. While the severity of the economic downturn and the speed of the recovery remain unknown, some markets are showing signs of recovery, and our actions have best positioned the company to achieve our long-term strategic and financial objectives.”

1 Excludes the impact of non-operating items, such as non-core operating losses and transaction-related expenses, restructuring costs and other items, and reflects Continuing Operations.

2 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and includes the net working capital purchase price adjustment collected in May 2020 in association with the sale of the Management Services business.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to consulting and construction management. We partner with our clients in the public and private sectors to solve their most complex challenges and build legacies for generations to come. On projects spanning transportation, buildings, water, governments, energy and the environment, our teams are driven by a common purpose to deliver a better world. AECOM is a Fortune 500 firm with revenue of approximately $20.2 billion during fiscal year 2019. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions and performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with the Management Services transaction will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EBITDA and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we provide our long term projections for adjusted EBITDA and free cash flow on a forward-looking basis, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to the length, high variability, complexity and low visibility associated with the non-GAAP expectation projected against the multi-year forecast which could significantly impact the GAAP measure.

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